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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Check the appropriate box:

/ / Preliminary Information Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

/X/ Definitive Information Statement

                       RiverSource Managers Series, Inc.
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                (Name of Registrant As Specified In Its Charter)

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(1)  Title of each class of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.

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     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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(1)  Amount Previously Paid:

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(4)  Date Filed:

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                                                  (RIVERSOURCE INVESTMENTS LOGO)

                    RIVERSOURCE PARTNERS SMALL CAP VALUE FUND
                     901 MARQUETTE AVENUE SOUTH, SUITE 2810
                           MINNEAPOLIS, MN 55402-3268

INFORMATION STATEMENT

  NOTICE REGARDING SUBADVISER

     This information statement mailed on or about May 1, 2010, is being provided to the shareholders of RiverSource Partners Small Cap Value Fund (the "Fund"), a series of RiverSource Managers Series, Inc., in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund received from the Securities and Exchange Commission (the "SEC"). This exemptive order permits RiverSource Investments, LLC ("RiverSource Investments" or the "Investment Manager"), subject to approval of the Fund's Board of Directors (the "Board"), to retain a subadviser (or subadvisers) which RiverSource Investments believes is (are) best suited to achieve the Fund's investment objective.

     THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND NO ACTION IS REQUESTED ON YOUR PART. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE FUND AND ITS MANAGEMENT AGREEMENT

     RiverSource Investments, located at 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, serves as investment manager to the Fund pursuant to an Investment Management Services Agreement (the "IMS Agreement") dated March 1, 2006, amended and restated April 10, 2008. The Fund currently has four subadvisers. Under the IMS Agreement, RiverSource Investments monitors the performance of subadvisers on an ongoing basis. Factors it considers with respect to each subadviser are, among others: the qualifications of the subadviser's investment personnel, its investment philosophy and process, and its long-term performance results (the "Subadviser Factors"). As compensation for its services, RiverSource Investments receives a management fee from the Fund and, from this management fee, RiverSource Investments pays each subadviser a subadvisory fee.

     Each subadviser serves pursuant to a separate subadvisory agreement (each a "Subadvisory Agreement") under which the subadviser manages the portion of the investment portfolio allocated to it by RiverSource Investments, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a Fund and receive brokerage commissions in connection with those transactions as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser's procedures are consistent with Fund and RiverSource Investments' policies.

TURNER INVESTMENT PARTNERS, INC. AND THE NEW SUBADVISORY AGREEMENT

     Prior to February 19, 2010, Federated MDTA LLC ("MDT") served as one of the Fund's subadvisers, managing a portion of the Fund's assets. At a meeting of the Board on January 14, 2010, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the "Independent Directors"), approved the recommendation of RiverSource Investments to terminate the subadvisory agreement with MDT and to approve a subadvisory agreement with Turner Investment Partners, Inc. ("Turner"), which became effective on February 22, 2010, adding Turner as one of the subadvisers for the Fund.

     The recommendation to terminate MDT and to hire Turner was made by RiverSource Investments in the ordinary course of its ongoing evaluation of the subadvisers. Importantly, the recommendation to hire Turner to manage a portion of the Fund's assets was based on an evaluation of the Subadviser Factors, among others, including RiverSource Investments' analysis that the investment strategy of Turner is complementary with the Fund's other subadvisers, Barrow, Hanley, Mewhinney & Strauss, Inc. ("Barrow Hanley"), Donald Smith & Co., Inc. ("Donald Smith"), and Metropolitan West Capital Management, LLC ("MetWest Capital") (collectively, the "Existing Subadvisers").

     Under the IMS Agreement, the Fund pays RiverSource Investments a fee as follows:

ASSETS (BILLIONS)                                      ANNUAL RATE AT EACH ASSET LEVEL
-----------------                                      -------------------------------
First $0.25..........................................               0.970%
Next 0.25............................................               0.945
Next 0.25............................................               0.920
Next 0.25............................................               0.895
Over 1.00............................................               0.870


     The table above represents the fee paid by the Fund to RiverSource Investments. RiverSource Investments, in turn, pays Barrow Hanley, Donald Smith, MetWest Capital and Turner a fee out of its own assets, calculated at the following annual rates on Fund assets managed by the subadvisers:

     - Barrow Hanley: 1.00% on the first $10 million, reducing to 0.30% as assets increase*

     - Donald Smith: 0.60% on the first $175 million, reducing to 0.55% as assets increase*

     - MetWest Capital: 0.50% on all assets

     - Turner: 0.50% on the first $50 million, reducing to 0.35% as assets increase*

--------

    * The fee is calculated based on the combined net assets of the Fund and RiverSource Partners Variable Portfolio-Small Cap Value Fund, for which Barrow Hanley, Donald Smith and Turner also serves as subadviser.

                                          FEES PAID BY THE FUND TO   FEES PAID BY RIVERSOURCE
                                          RIVERSOURCE INVESTMENTS*      INVESTMENTS TO MDT
                                          ------------------------   ------------------------
RiverSource Partners Small Cap Value
  Fund
  (fiscal year ended 5/31/2009).........        $2,847,524.62               $306,164.73


--------

    *  RiverSource Investments uses these fees to pay the subadvisers.

     The Barrow Hanley, Donald Smith and MetWest Capital Subadvisory Agreements are unchanged as a result of this transition. Other than the different fee schedule, there are no material differences affecting the Fund or its shareholders with respect to the Turner Subadvisory Agreement, compared to the MDT subadvisory agreement.

INFORMATION ABOUT TURNER

     Turner is organized under the laws of the state of Pennsylvania as a corporation. As of Dec. 31, 2009, Turner had approximately $17.7 billion in assets under management. Turner's principal offices are located at 1205 Westlakes Dr., Suite 100, Berwyn, PA 19312-2414.

     The following table provides information on the principal executive officers and directors of Turner.

                                   TITLE AND PRINCIPAL
NAME                                   OCCUPATION                       ADDRESS
----                          ----------------------------   ----------------------------
Robert E. Turner............  Chairman of the Board;         1205 Westlakes Dr., Suite
                              Chief Investment Officer       100, Berwyn, PA 19312-2414
Mark D. Turner..............  Vice Chairman of the Board;    1205 Westlakes Dr., Suite
                              President, Senior Portfolio    100, Berwyn, PA 19312-2414
                              Manager
Christopher K. McHugh.......  Board Member, Vice             1205 Westlakes Dr., Suite
                              President, Senior Portfolio    100, Berwyn, PA 19312-2414
                              Manager
Thomas R. Trala.............  Chief Financial and            1205 Westlakes Dr., Suite
                              Operating Officer, Secretary   100, Berwyn, PA 19312-2414
                              of the Board




                                        2

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OTHER FUNDS/ACCOUNTS WITH SIMILAR INVESTMENT OBJECTIVES MANAGED BY TURNER

                                          ASSETS
NAME                               AS OF DEC. 31, 2009                MANAGEMENT FEE
----                               -------------------   ---------------------------------------
RiverSource Partners Variable
  Portfolio -- Small Cap Value
  Fund ..........................      $232,413,259      0.50% on the first $50 million,
                                                         reducing to 0.35% as assets increase(a)


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(a)    The fee is calculated based on the combined net assets of the Fund and the portion of RiverSource Partners Variable Portfolio-Small Cap Value Fund, for which Turner also serves as subadviser.

BOARD CONSIDERATIONS

     At the January 14, 2010 Board meeting (January Meeting), independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of the Subadvisory Agreement between RiverSource Investments and Turner, and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Directors, approved the Turner Subadvisory Agreement:

     Nature, Extent and Quality of Service Provided by Turner: The Board considered its analysis of various reports and presentations received by it or one of its committees detailing the services to be performed by Turner, as a subadviser for the Fund, as well as its history, reputation, expertise, resources and relative capabilities, and the qualifications of its personnel. The Board also considered Turner's compliance program and observed that Turner already serves as subadviser to one other fund in the RiverSource Family of Funds, RiverSource Partners Variable Portfolio-Small Cap Value Fund, noting that Turner's compliance program had previously been considered and approved. The Board considered how Turner's investment strategy/style would complement the Fund's other subadvisers. The Board also considered the financial condition of Turner and its capability and wherewithal to carry out its responsibilities under the Turner Subadvisory Agreement. The Board also discussed the acceptability of the terms of the Turner Subadvisory Agreement including the relatively broad scope of services required to be performed. The Board noted that the terms of the Turner Subadvisory Agreement were substantially consistent with the terms of existing subadvisory agreement between RiverSource Investments and Turner for RiverSource Partners Variable Portfolio-Small Cap Value Fund. Based on the foregoing, and based on other information received (both oral and written) and other considerations, including, in particular, RiverSource's recommendation that the Board approve entering into the Subadvisory Agreement with Turner, which is unaffiliated with RiverSource, and that the agreement is in the Fund's best interest, the Board concluded that Turner was in a position to provide a high quality and level of service to the Fund.

     Investment Performance of Turner: For purposes of evaluating the nature, extent and quality of services provided under the Turner Subadvisory Agreement, the Board considered Turner's overall performance record in overseeing RiverSource Partners Variable Portfolio-Small Cap Value Fund, as well as its performance in managing other portfolios with similar strategies as those proposed for the Fund. The Board also considered its review of Turner at the April 2009 Meeting (in connection with its services already provided to RiverSource Partners Variable Portfolio-Small Cap Value Fund).

     Costs of Services Provided: The Board reviewed the proposed level of subadvisory fees, noting that the proposed fees would be paid by RiverSource Investments and would not impact the fees paid by the Fund. The Board discussed the differences in the subadvisory fee rates applicable to the Fund's other subadvisers. The Board observed that the proposed subadvisory fee level for Turner was comparable to those charged by the Fund's other subadvisers. The Board also discussed the potential revenue benefit to RiverSource assuming implementation of both the Turner Subadvisory Agreement and the proposed fee schedule change that had been proposed for RiverSource Partners Variable-Portfolio Small Cap Value Fund.

     Profitability and Economies of Scale to be Realized: The Board recognized that, because Turner's fees would be paid by RiverSource Investments and not the Fund, the analysis of economies of scale and profitability was more appropriate in the context of the Board's consideration of the IMS Agreement, which was separately considered and renewed in its April 2009 Board meeting.


                                        3

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     Based on the foregoing, the Board, including all of the Independent
Directors, concluded that fees payable under the Turner Subadvisory Agreement were fair and reasonable in light of the extent and quality of services to be provided. In reaching this conclusion, no single factor was determinative.

     For a mutual fund managed by multiple subadvisers, such as the Fund, RiverSource Investments, subject to the oversight of the Board, decides the proportion of Fund assets to be managed by each subadviser, and may change these proportions at any time. Prior to hiring Turner, the Fund's assets were managed as follows (as of February 19, 2010):

                                                 BARROW   DONALD         METWEST
                                                 HANLEY    SMITH   MDT   CAPITAL
                                                 ------   ------   ---   -------
RiverSource Partners Small Cap Value Fund......    28%      28%     18%     26%


     After hiring Turner, the Fund's assets were managed as follows (as of February 22, 2010):

                                                BARROW   DONALD   METWEST
                                                HANLEY    SMITH   CAPITAL   TURNER
                                                ------   ------   -------   ------
RiverSource Partners Small Cap Value Fund.....    28%      28%       26%      18%


ADDITIONAL INFORMATION ABOUT THE FUND

     In addition to acting as the Fund's investment manager, RiverSource Investments and its affiliates also receive compensation for providing other services to the Fund.

  ADMINISTRATOR

     Ameriprise Financial, Inc., located at 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, serves as the administrator of the Fund.

  PRINCIPAL UNDERWRITER

     RiverSource Fund Distributors, Inc., located at 50611 Ameriprise Financial Center, Minneapolis, MN 55474, serves as the principal underwriter and distributor of the Fund.

  TRANSFER AGENT

     RiverSource Service Corporation, located at 734 Ameriprise Financial Center, Minneapolis, MN 55474, provides or compensates others to provide transfer agency services to the Fund.

FINANCIAL INFORMATION

     The Fund's most recent annual report and semiannual report are available on request, without charge, by writing to 734 Ameriprise Financial Center, Minneapolis, Minnesota 55474 or calling (800) 221-2450, or via the Fund's website at riversource.com/funds.

RECORD OF BENEFICIAL OWNERSHIP

     For the Fund, as of February 28, 2010, Charles Schwab & Co. held 10.61% of the Fund's Class A shares; RiverSource Portfolio Builder Aggressive Fund held 16.82% of the Fund's Class I shares; RiverSource Portfolio Builder Moderate Fund held 29.45% of the Fund's Class I shares; RiverSource Portfolio Builder Moderate Aggressive Fund held 34.49% of the Fund's Class I shares; RiverSource Portfolio Builder Moderate Conservative Fund held 7.31% of the Fund's Class I shares; RiverSource Portfolio Builder Total Equity Fund held 9.44% of the Fund's Class I shares; Hartford Life Insurance Company (Hartford Life) held 99.46% of the Fund's Class R2 shares; Hartford Life held 23.55% of the Fund' Class R3 shares; PIMS/Prudential Retirement TTEE/Cust for ESCECLending held 71.08% of the Fund's Class R3 shares; and JP Morgan Chase Bank held 99.97% of the Fund's Class R5 shares.

     As of February 28, 2010, Board members and officers of the Fund as a group owned less than 1% of the outstanding shares of the Fund.


                                        4

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SHAREHOLDER PROPOSALS

     The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

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S-6239-14 A (5/10)


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S-6239-14 A (5/10)

                                                  (RIVERSOURCE INVESTMENTS LOGO)